Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

New York Mortgage Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Series D Preferred Stock	457(o)	(1)	(1)	(1)	0.00014760
Fees to Be Paid	Equity	Series E Preferred Stock	457(o)	(1)	(1)	(1)	0.00014760
Fees to Be Paid	Equity	Series F Preferred Stock	457(o)	(1)	(1)	(1)	0.00014760
Fees to Be Paid	Equity	Series G Preferred Stock	457(o)	(1)	(1)	(1)	0.00014760
Fees to Be Paid	Equity	Common Stock	457(o)	(1)	(1)	(1)	0.00014760
Fees to Be Paid	Debt	Debt Securities	457(o)	(1)	(1)	(1)	0.00014760
Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	N/A	Unallocated (Universal) Shelf	$300,000,000	0.00014760	$44,280
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$300,000,000	0.00014760	$44,280
	Total Fees Previously Paid							—
	Total Fee Offsets							$21,820
	Net Fee Due							$22,460

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	New York Mortgage Trust, Inc.	424(b)(5)	333-258589	8/10/2021		$10,910(4)	Equity	Common Stock		$100,000,000
Fee Offset Sources	New York Mortgage Trust, Inc.	POSASR	333-213316		02/26/2018		Unallocated (Universal) Shelf	Unallocated (Universal) Shelf			$9,029.54	(2)(3)
Fee Offset Sources	New York Mortgage Trust, Inc.	424(b)(5)	333-258589		8/10/2021		Equity	Common Stock			$1,880.46	(2)(3)

Fee Offset Claims	New York Mortgage Trust, Inc.	424(b)(5)	333-258589	8/10/2021		$1,640(8)	Equity	Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Common Stock		$100,000,000
Fee Offset Sources	New York Mortgage Trust, Inc.	424(b)(5)	333-226726		11/27/2019		Equity	Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Common Stock			$10,693	(5)(6)
Fee Offset Sources	New York Mortgage Trust, Inc.	424(b)(5)	333-258589		8/10/2021		Equity	Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Common Stock			$217	(5)(6)

Fee Offset Claims	New York Mortgage Trust, Inc.	424(b)(5)	333-258589	3/02/2022		$9,270(9)	Equity	Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Common Stock		$100,000,000

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Sources	New York Mortgage Trust, Inc.	424(b)(5)	333-226726		11/27/2019		Equity	Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Common Stock			$10,693	(5)(6)(7)

(1)	Includes an indeterminate amount of securities of each identified class that is being registered hereunder and that may be issued under this registration statement at indeterminate prices from time to time in primary offerings or upon exercise, settlement, conversion or exchange of any securities registered hereunder that provide for exercise, settlement, conversion or exchange. No additional consideration will be received for such additional shares issued upon exercise, settlement, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange, and therefore no registration fee is or will be required pursuant to Rule 457(i) under the Securities Act for such securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of securities that may be offered or issued from time to time upon stock splits, stock dividends or similar transactions. Pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3, the proposed maximum aggregate offering price for each class that is being registered hereunder is not specified. The proposed maximum offering price per unit of each class that is being registered hereunder will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In no event will the maximum aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000.

(2)	On February 26, 2018, the registrant filed a post-effective amendment (the “Post-Effective Amendment”) to the registrant’s registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2016 (Registration No. 333-213316). The Post-Effective Amendment registered securities with a maximum aggregate offering price of $300,000,000 for a registration fee of $37,350 (the “Post-Effective Amendment Fee”). The Post-Effective Amendment fee was offset by $11,548.82 from a registration fee previously paid but not utilized, pursuant to Rule 457(p) under the Securities Act and a $25,801.18 fee payment to the Commission. The registrant terminated the offering of unsold securities under the Post-Effective Amendment. At termination of the Post-Effective Amendment, securities with an aggregate offering price of $223,272,882.54 remained unsold and $27,797.47 of the Post-Effective Amendment Fee remained available for offsetting future registration fees of the registrant. On September 10, 2018, the registrant filed a prospectus supplement (the “2018 Common Prospectus Supplement”) to the prospectus included in the registrant’s registration statement on Form S-3 filed with the Commission on August 9, 2018 (File No. 333-226726) (the “2018 Registration Statement”). The 2018 Common Prospectus Supplement registered securities with a maximum aggregate offering price of $100,000,000 for a registration fee of $12,450 (the “2018 Common Registration Fee”). The 2018 Registration Fee was offset by $12,450 from a Post-Effective Amendment Fee, pursuant to Rule 457(p) under the Securities Act. The registrant terminated the offering of unsold securities under the 2018 Common Prospectus Supplement. At termination of the 2018 Common Prospectus Supplement, securities with an aggregate offering price of $72,526,459.42 remained unsold and $9,029.54 of the 2018 Common Registration Fee remained available for offsetting future registration fees of the registrant.

(3)	On August 10, 2021, the registrant filed a prospectus supplement (the “2021 Common Prospectus Supplement”) to the prospectus included in the registrant’s registration statement on Form S-3 filed with the Commission on August 6, 2021 (File No. 333-258589) (the “2021 Registration Statement”). The 2021 Common Prospectus Supplement registered securities with a maximum aggregate offering price of $100,000,000 for a registration fee of $10,910 (the “2021 Common Registration Fee”). The 2021 Common Registration Fee was offset by $9,029.54 from the 2018 Common Registration Fee, pursuant to Rule 457(p) under the Securities Act, and a $1,880.46 fee payment to the Commission. The registrant terminated the offering of unsold securities under the 2021 Common Prospectus Supplement. At termination of the 2021 Common Prospectus Supplement, securities with an aggregate offering price of $100,000,000 remained unsold and $1,880.46 of the 2021 Common Registration Fee as well as $9,029.54 of the 2018 Common Registration Fee remained available for offsetting future registration fees of the registrant.

(4)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee of $44,280 due under this registration statement by $1,880.46 of the 2021 Common Registration Fee and $9,029.54 of the 2018 Common Registration Fee.

(5)	On November 27, 2019, the registrant filed a prospectus supplement (the “2019 Prospectus Supplement”) to the prospectus included in the 2018 Registration Statement. The 2019 Prospectus Supplement registered securities with a maximum aggregate offering price of $100,000,000 for a registration fee of $12,980 (the “2019 Registration Fee”). The 2019 Registration Fee was offset by $2,245 from a registration fee previously paid but not utilized, pursuant to Rule 457(p) under the Securities Act, and a $10,735 fee payment to the Commission. The registrant terminated the offering of unsold securities under the 2019 Prospectus Supplement. At termination of the 2019 Prospectus Supplement, securities with an aggregate offering price of $82,383,410 remained unsold and $10,693 of the 2019 Registration Fee remained available for offsetting future registration fees of the registrant. As described in Note 7 below, on March 3, 2022, $9,270 of the 2019 Registration Fee was used to offset the 2022 Preferred Registration Fee (as defined below) and $1,423 of the 2019 Registration Fee remained available for offsetting future registration fees of the registrant payable within five years of the date of the 2019 Prospectus Supplement.

(6)	On August 10, 2021, the registrant filed a prospectus supplement (the “2021 Preferred Prospectus Supplement”) to the prospectus included in the 2021 Registration Statement. The 2021 Preferred Prospectus Supplement registered securities with a maximum aggregate offering price of $100,000,000 for a registration fee of $10,910 (the “2021 Preferred Registration Fee”). The 2021 Preferred Registration Fee was offset by $10,693 from the 2019 Preferred Registration Fee, pursuant to Rule 457(p) under the Securities Act, and a $217 fee payment to the Commission. The registrant terminated the offering of unsold securities under the 2021 Preferred Prospectus Supplement. At termination of the 2021 Prospectus Supplement, securities with an aggregate offering price of $100,000,000 remained unsold and $217 of the 2021 Registration Fee as well as $10,693 of the 2019 Registration Fee remained available for offsetting future registration fees of the registrant. As described in Note 7 below, on March 3, 2022, $9,270 of the 2019 Registration Fee was used to offset the 2022 Preferred Registration Fee (as defined below) and $1,423 of the 2019 Registration Fee remained available for offsetting future registration fees of the registrant payable within five years of the date of the 2019 Prospectus Supplement.

(7)	On March 3, 2022, the registrant filed a prospectus supplement (the “2022 Preferred Prospectus Supplement”) to the prospectus included in the 2021 Registration Statement. The 2022 Preferred Prospectus Supplement registered securities with a maximum aggregate offering price of $100,000,000 for a registration fee of $9,270 (the “2022 Preferred Registration Fee”). The 2022 Preferred Registration Fee was offset by $9,270 from the 2019 Preferred Registration Fee, pursuant to Rule 457(p) under the Securities Act. The registrant terminated the offering of unsold securities under the 2022 Preferred Prospectus Supplement. At termination of the 2022 Prospectus Supplement, securities with an aggregate offering price of $100,000,000 remained unsold and $217 of the 2021 Registration Fee as well as $1,423 of the 2019 Registration Fee remained available for offsetting future registration fees of the registrant.

(8)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee of $44,280 due under this registration statement by $1,423 of the 2019 Registration Fee and $217 of the 2021 Registration Fee.

(9)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee of $44,280 due under this registration statement by $9,270 of the 2019 Registration Fee.